Exhibit 99.1

SILVERSUN TECHNOLOGIES REPORTS PROFITABLE FIRST QUARTER 2016 RESULTS
LIVINGSTON, NJ –– MAY 16, 2016 – SilverSun Technologies, Inc. (OTCBB/OTCQB: SSNT), a national provider of transformational business technology solutions and services, today announced its first quarter results for the three months ended March 31, 2016.
Financial Highlights for Three Months Ended March 31, 2016 Compared to Three Months Ended March 31, 2015:
•	Revenues increased to $7,784,301, rising 20.1% from $6,483,114.

•	Software sales decreased 37.8% to $860,442 from $1,382,472.

•	Services revenues totaled $6,923,859, increasing 35.8% from $5,100,372.

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) were $315,265, decreasing 53% from $669,923.

•	Net income was $74,277, or $0.02 earnings per basic and diluted share, compared to net income of $521,167, or 0.13 earnings per basic and diluted share.
As of March 31, 2016, the Company had $673,536 in cash; $2,576,863 in accounts receivable; $1,230,622 in long term debt; and total stockholders' equity of $1,377,851.
For more details on SilverSun's first quarter results, please refer to the Company's 10-Q filed with the U.S. Securities Exchange Commission and accessible at www.sec.gov.
Commenting on the results, Mark Meller, Chairman and CEO of SilverSun, stated, "Our first quarter performance continued our trend of aggressive growth. We continue the work of digesting the four companies we acquired in 2015, and rationalizing our expense structure with our current level of sales.  Software sales continue to lag, but we are optimistic about the balance of the year given the size of our pipeline.  Our managed services practice was a bright spot in the first quarter, with recurring revenue now approaching $250,000 per month.  In summary, our cash position, strong balance sheet, and ever increasing recurring revenue give us confidence that we will continue to achieve positive results throughout 2016."

About SilverSun Technologies, Inc.
We are a business application, technology and consulting company providing strategies and solutions to meet our clients’ information, technology and business management needs. Our services and technologies enable customers to manage, protect and monetize their enterprise assets whether on-premise or in the “Cloud”. As a value added reseller of business application software, we offer solutions for accounting and business management, financial reporting, Enterprise Resource Planning (“ERP”), Warehouse Management Systems, Customer Relationship Management, and Business Intelligence. Additionally, we have our own development staff building software solutions for Electronic Data Interchange, time and billing, and various ERP enhancements. Our value-added services focus on consulting and professional services, specialized programming, training, and technical support. We have a dedicated network services practice that provides managed services, hosting, business continuity, cloud, e-mail and web services. Our customers are nationwide, with concentrations in the New York/New Jersey metropolitan area, Chicago, Dallas, Arizona and Southern California.

Forward-Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to SilverSun Technologies, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.